ASSIGNMENT AGREEMENT
This Assignment Agreement (the “Agreement”) is made as of April 21, 2015 by and between Power Brands International, LLC, a limited liability company organized under the laws of California, with offices located at 16501 Sherman Way, #225, Van Nuys, California 91406 (the “Assignor” and the “General Partner”), and Level 5 Beverage Company, Inc., a corporation organized under the laws of Delaware, with offices located at 800 Bering Drive, Suite 201, Houston, Texas 77057 (the “Assignee”), each a “Party“ and, as the context requires, any two or more, collectively, “Parties”). Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement (as defined below).
Whereas:
A.         VitaminFizz, L.P. is a limited partnership organized under the laws of California, with offices located at 16501 Sherman Way, #225, Van Nuys, California 91406 (the “Partnership”). The Partnership is governed pursuant to the Agreement of Limited Partnership of VitaminFizz, L.P., dated as of June 30, 2010 (the “Partnership Agreement”).
B.        Assignor also serves as the General Partner of the Partnership (the “General Partner”).
C.     Assignor has agreed to sell and assign the Initial Interests to Assignee and to grant the Assignee the Purchase Option to acquire the Additional Interests; and Assignee has agreed to acquire such Initial Interests from the Assignor pursuant to the terms of that certain Limited Partnership Interest Purchase Agreement made and entered into as of the date hereof (the “Purchase Agreement”), by and among Assignee, Assignor, and the Partnership.
D.     The Assignor, in its capacity as the General Partner, has consented to such assignment and assumption of the Initial Interests and, if applicable, the Additional Interests, all pursuant to the terms of this Agreement and the Purchase Agreement.
E.      The Parties hereto have agreed to admit Assignee as a substituted Limited Partner (as defined in the Partnership Agreement) in the Partnership in exchange for consideration set forth in the Purchase Agreement.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
2.   Assignment and Assumption. Effective as of the date hereof, Assignor hereby assigns, sells, transfers and sets over (collectively, the “Assignment”) to Assignee all of Assignor’s right, title, benefit, privileges and interest in and to, and all of Assignor’s burdens, obligations and liabilities in connection with, the Initial Interests. Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants with respect to the Interests and Partnership Agreement.
3.   Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Assignor’s representations, warranties, covenants, agreements and indemnities relating to the Interests, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
4.       General Partner Acknowledgement and Consent. In accordance with the terms of the Partnership Agreement, including, but not limited to Article 12 thereof, the General Partner hereby consents to, acknowledges and accepts the Assignment of the Interests described in this Agreement and the Purchase Agreement and consents to the Assignee becoming a substituted Limited Partnership of the Partnership with respect to the Initial Interests and, if applicable, the Additional Interests, which shall include all rights afforded to a substituted Limited Partner under the Partnership, including, but not limited to the right to vote or approve amendments under the Partnership Agreement.
5.    Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

6.            Miscellaneous.
6.1   If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.
6.2 This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.
6.3 This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the Parties hereto. This Agreement shall be interpreted in accordance with the laws of the state of California.
6.5   The Parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.
6.6   All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.
6.7  This Agreement and the Purchase Agreement constitute the sole agreements of the Parties with respect to the matters herein, all prior oral or written agreements being merged herein. This Agreement may only be modified by a writing signed by all of the Parties hereto and time is of the essence of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date set forth above.

ASSIGNOR AND GENERAL PARTNER:

Power Brands International, LLC

By: __/s/ Darin Ezra__________________
Name: Darin Ezra
Title: Managing Member

ASSIGNEE:

Level 5 Beverage Company, Inc.

By: ___/s/ V. Scott Vanis______________
Name: V. Scott Vanis
Title: Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement by and between Power Brands International, LLC and Level 5 Beverage Company, Inc., dated April 21, 2015]